Exhibit 99.1

Contact: Whirlpool Corporation

Media: 269/923-7405

Media@Whirlpool.com

Financial: Christopher Conley, 269/923-2641

Investor_Relations@Whirlpool.com

WHIRLPOOL’S MANDATORY TENDER OFFER FOR SHARES OF INDESIT IS SUCCESSFUL

BENTON HARBOR, Mich. — Nov. 26, 2014 — Today, Whirlpool Italia Holdings S.r.l., a wholly-owned subsidiary of Whirlpool Corporation, (NYSE: WHR) announces the final results of its mandatory tender offer for the remaining outstanding shares of Indesit Company S.p.A. Whirlpool Italia received tenders for 91.4 percent of the total shares available for purchase in the mandatory tender offer, increasing Whirlpool Italia’s aggregate ownership interest in Indesit’s issued share capital to 97.4 percent.

The company expects settlement and closing of the mandatory tender offer to occur on Nov. 28, 2014. The company then expects to acquire the remaining shares of Indesit and for Indesit to delist from the Italian stock exchange on Dec. 3, 2014.

As previously announced, Whirlpool Italia completed its acquisition of a majority interest in Indesit on October 14, 2014.

ABOUT WHIRLPOOL CORPORATION

Whirlpool Corporation is the world’s leading global manufacturer and marketer of major home appliances, with annual revenues of approximately $19 billion in 2013, 69,000 employees and 59 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Consul, Bauknecht and other major brand names to consumers in nearly every country around the world. Additional information about the company can be found at http://www.whirlpoolcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Press Release relating to the Company’s expectations following the acquisition of the Indesit shares constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this Press Release. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. These statements rely on assumptions which may or may not be realized. Reference should be made to the factors discussed under “Risk Factors” set forth in Whirlpool’s periodic reports filed with the U.S. Securities and Exchange Commission.

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